CONSENT OF FINANCIAL ADVISOR

We consent to the use in this Registration statement of Synovus Financial Corp. on Form S-4 of our opinion related to Merit Holding Corporation included in the Prospectus to such Registration Statement at Exhibit C and to the reference to our firm in the Prospectus under the caption "DESCRIPTION OF TRANSACTION-Opinion of Merit's Financial Advisor."

/s/T. Stephen Johnson & Associates, Inc.
T. Stephen Johnson & Associates, Inc.



July 15, 1999

































                                  Exhibit 23.5